Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Donald T. Hurrelbrink

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 466-6308

(Name, address and telephone number of agent for service)

Alta Mesa Holding, LP

Alta Mesa Finance Services Corp.

See Table of Additional Registrants on Following Page

(Issuer with respect to the Securities)

Texas Delaware	20-3565150 27-3555673
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15021 Katy Freeway, Suite 400 Houston, Texas (281) 530-0991	77094
(Address of Principal Executive Offices)	(Zip Code)

7.875% Senior Notes due 2024

(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Name	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Alabama Energy Resources LLC	Texas	1311	90-0864154
Alta Mesa Acquisition Sub, LLC	Texas	1311	27-1628512
Alta Mesa Energy LLC	Texas	1311	45-1674374
Alta Mesa GP, LLC	Texas	1311	Disregarded
Alta Mesa Services, LP	Texas	1311	37-1517295
AM Idaho LLC	Texas	1311	30-0722735
AM Michigan LLC	Texas	1311	90-1018501
AMH Energy New Mexico, LLC	Texas	1311	30-0758682
Aransas Resources, L.P.	Texas	1311	76-0524808
ARI Development, LLC	Delaware	1311	52-2135980
Buckeye Production Company, LP	Texas	1311	76-0524810
Cairn Energy USA, LLC	Delaware	1311	23-2169839
Galveston Bay Resources, LP	Texas	1311	76-0299036
Louisiana Exploration & Acquisitions, LP	Texas	1311	76-0524809
Louisiana Onshore Properties LLC	Delaware	1311	76-0548803
Navasota Resources, Ltd., LLP	Texas	1311	76-0524813
Nueces Resources, LP	Texas	1311	76-0524807
Oklahoma Energy Acquisitions, LP	Texas	1311	20-3583762
Petro Acquisitions, LP	Texas	1311	20-3565453
Petro Operating Company, LP	Texas	1311	20-3565354
TEA Energy Services LLC	Texas	1311	30-0806182
Texas Energy Acquisitions, LP	Texas	1311	76-0524811
The Meridian Production, LLC	Texas	1311	76-0395200
The Meridian Resource & Exploration LLC	Delaware	1311	76-0348919
The Meridian Resource, LLC	Delaware	1311	76-0424671
TMR Drilling, LLC	Texas	1311	20-8676327
Virginia Oil and Gas, LLC	Delaware	1311	26-3508385

The address of the principal executive offices of all of the registrant guarantors is 15021 Katy Freeway, Suite 400, Houston, Texas 77094 and the telephone number is (281) 530-0991.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2017 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 3rd of October, 2017.

By:	/s/ Donald T. Hurrelbrink
Donald T. Hurrelbrink Vice President

Exhibit 2

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Keith A. Noreika, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC I, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today,

June 7, 201 7, I have hereunto subscribed

my name and caused my seal of office to

be affixed to these presents at the U.S.

Department of the Treasury, in the City

of Washington, District of Columbia.

Acting Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Keith A. Noreika, Acting Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC I, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today,

June 7, 20 17, I have hereunto subscribed my

name and caused my seal of office to be

affixed to these presents at the U.S.

Department of the Treasury, in the City of

Washington, District of Columbia.

Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: October 3, 2017

By:	/s/ Donald T. Hurrelbrink
Donald T. Hurrelbrink Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2017

($000’s)

6/30/2017
Assets
Cash and Balances Due From	$28,930,463
Depository Institutions
Securities	110,114,701
Federal Funds	51,218
Loans & Lease Financing Receivables	276,413,785
Fixed Assets	4,477,993
Intangible Assets	12,859,050
Other Assets	24,062,996

Total Assets	$456,910,206

Liabilities
Deposits	$357,756,287
Fed Funds	998,184
Treasury Demand Notes	0
Trading Liabilities	878,885
Other Borrowed Money	33,876,373
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	12,866,522

Total Liabilities	$410,176,251

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	31,649,555
Minority Interest in Subsidiaries	799,285

Total Equity Capital	$46,733,955

Total Liabilities and Equity Capital	$456,910,206